Exhibit 99.1

Arts and Exhibitions International, LLC

Carve-out Financial Statements

As of December 31, 2011 and 2010 and for the years then ended together with the

Report of Independent Registered Public Accounting Firm

Page
Report of Independent Registered Public Accounting Firm	1
Carve-out Financial Statements:
Carve-out Balance Sheets	2
Carve-out Statements of Operations and Statements of Changes in Parent And Affiliates Investment	3
Carve-out Statements of Cash Flow	4
Notes to Carve-out Financial Statements	5-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Premier Exhibitions, Inc.

We have audited the accompanying carve-out balance sheets of Arts and Exhibitions International, LLC (the “Company”) as of December 31, 2011 and 2010, and the related carve-out statements of operations and changes in parent and affiliates investment and cash flows for the years then ended. These carve-out financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these statements based upon our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying carve-out financial statements of the Company represent the operations of the Company sold to PEM Newco, LLC (“Newco”) from the Company’s financial records. Such carve-out financial statements represent the December 31, 2011 and 2010 historical accounts of the exhibition business acquired by Newco on April 20, 2012. Allocations of certain assets, liabilities, revenues and expenses have been recorded from the Company’s records (see Note A).

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the carve-out financial position of the Company as of December 31, 2011 and 2010, and the carve-out results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

July 6, 2012

Arts and Exhibitions International, LLC

Carve-out Balance Sheets

(in thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $0 and $61, respectively	$2,208	$7,880
Merchandise inventory, net of reserve of $463 and $0, respectively	86	655
Prepaid expenses	6	1
Prepaid short-term event costs	8,618	5,687

Total current assets	10,918	14,223
Property and equipment, net of accumulated depreciation of $49 and $44, respectively	8	7
Prepaid long-term event costs	812	13,342

Total Assets	$11,738	$27,572

LIABILITIES AND PARENT AND AFFILIATES INVESTMENT
Current liabilities:
Accounts payable and accrued liabilities	$2,618	$4,619
Deferred revenue	1,956	3,241

Total current and total liabilities	4,574	7,860
Commitments and Contingencies (Note D)
Parent and Affiliates Investment	7,164	19,712

	7,164	19,712

Total Liabilities and Parent and Affiliates Investment	$11,738	$27,572

The accompanying notes are an integral part of the carve-out financial statements.

Arts and Exhibitions International, LLC

Carve-out Statements of Operations and

Statements of Parent and Affiliates Investment

(in thousands)

	Year Ended December 31,
	2011	2010
Revenue:
Exhibition revenue	$11,274	$20,339
Merchandise and other	404	567

Total revenue	11,678	20,906
Cost of revenue:
Exhibition costs	18,282	25,374

Total cost of revenue (exclusive of depreciation shown separately below)	18,282	25,374

Gross loss	(6,604)	(4,468)

Operating expenses:
General and administrative	2,347	1,845
Depreciation expense	5	17
Impairment of event costs	7,089	1,421

Total operating expenses	9,441	3,283

Net loss	$(16,045)	$(7,751)
Parent and Affiliates Investment, Beginning of Year	19,712	21,809
Net cash proceeds from Parent and Affiliates	3,497	5,654

Parent and Affiliates Investment, End of Year	$7,164	$19,712

The accompanying notes are an integral part of the carve-out financial statements.

Arts and Exhibitions International, LLC

Carve-out Statements of Cash Flow

(in thousands)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(16,045)	$(7,751)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5	17
Impairment of prepaid event costs	7,089	1,421
Allowance for doubtful accounts	—	61
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	5,672	(3,986)
Decrease (Increase) in merchandise inventory, net of reserve	569	(128)
(Increase) Decrease in prepaid expenses	(5)	55
Decrease in prepaid event costs	2,510	1,686
(Decrease) Increase in accounts payable and accrued liabilities	(2,001)	2,084
(Decrease) Increase in deferred revenue	(1,285)	874

Total adjustments	12,554	2,084

Net cash used in operating activities	(3,491)	(5,667)

Cash flows from investing activities:
Purchases of property and equipment	(6)	(14)

Net cash used in investing activities	(6)	(14)

Cash flows from financing activities:
Net cash proceeds from Parent and Affiliates	3,497	5,681

Net cash provided by financing activities	3,497	5,681

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

The accompanying notes are an integral part of the carve-out financial statements.

Arts and Exhibitions International, LLC

Notes to Carve-out Financial Statements

Years Ended December 31, 2011 and 2010

Note A – Nature of Organization and Operations

The accompanying carve-out financial statements include the certain exhibitions and accounts of Arts and Exhibitions International, LLC (“the Company”). The Company is owned by AEG Live LLC and is ultimately owned by Anschutz Entertainment Group. The Company is an exhibition touring business that owns or controls, through licenses, the assets and exclusive rights to produce, present and promote specific touring exhibitions comprised of artifacts, antiquities and exhibitry property.

Acquisition

Effective April 20, 2012, Premier Exhibition Management LLC (“PEM”) and its wholly owned subsidiary, PEM Newco, LLC (“Newco”), a Florida limited liability company, acquired a significant portion of the assets and liabilities (the “acquired assets and liabilities”) of the Company (“the Acquisition”). As consideration for the acquisition, PEM issued a non-recourse note of $14,187,000 and a 10% equity interest in PEM to AEG Live, LLC, (the “Parent”).

Basis of Presentation

The accompanying financial statements reflect the use of “carve-out” accounting procedures, whereby the historical accounts of the assets and liabilities of the Company (i.e., the exhibitions acquired) have been allocated to reflect the financial position of the Company as of the periods presented. Certain non-acquired assets and non-assumed liabilities have been included in the accompanying balance sheets as they were included in the exhibitions acquired operations during the periods presented. In addition, various direct and indirect expense allocations from the Company’s Parent and affiliates have been recorded in the financial statements of the Company to reflect the financial results of the Company for the periods presented. Such allocations were based primarily on estimated usages based on exhibitions presented by the acquired exhibitions divided by total exhibitions presented and include expenses related to executive management, accounting, human resources, information technology, and other general and administrative expenses. Management believes its method for expense allocations is reasonable. Revenues and exhibition costs of related to acquired assets and liabilities have been directly allocated to the Company.

We have prepared the accompanying carve-out financial statements and notes pursuant to accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported amounts using those estimates.

Note B – Summary of Significant Accounting Policies

(a) Revenue Recognition

(i)	Exhibition Revenue

The Company recognizes exhibition revenue for exhibits when earned and reasonably estimable. The exhibition agreements may have a fixed fee, may be based on a percentage of gross profit, or a combination of the two. A variable-fee arrangement may include a nonrefundable or recoupable guarantee paid in advance or over the exhibition period. The following are the conditions that must be met in order to recognize revenue:

•	persuasive evidence of an exhibition arrangement with a customer exists;

•	the exhibition is complete and in accordance with the terms of the arrangement;

•	the exhibition period of the arrangement has begun and/or the customer can begin its exploitation, exhibition or sale;

•	the arrangement fee is fixed or determinable; and

•	collection of the arrangement fee is reasonably assured.

If all of the conditions as outlined above are not met, revenue is recorded as deferred revenue until all conditions are met.

Exhibition revenue is primarily comprised of the following: admissions, licensing and audio tour revenue. All revenues are shown net of any applicable sales or use taxes.

Admissions Revenue

Admissions revenue includes ticket sales from the Company’s self-run exhibitions and partner gross profit distribution.

Revenue from the self-run exhibitions is derived from ticket sales at venues operated solely by the Company. The revenue is recorded upon the customer’s ticket purchase. Advance ticket sales are recorded as deferred revenue pending the “event date” on the ticket.

Partner gross profit distribution represents the Company’s share of gross profit from partner-run exhibitions. Exhibition gross profit is generally calculated as net ticket sales and other ancillary revenue less exhibition expenses as stated in the exhibition agreement. The Company’s share or percentage is defined in the exhibition agreement and recognized over the duration of the exhibition. Independent partners provide the Company with box office information, operational expenses, marketing costs, and other exhibition expenses. The Company utilizes this information to determine the amount of revenue to recognize by applying the contractual provisions included in the exhibition agreement. The amount of revenue recognized for the period depends on timing, accuracy and completeness of information received from independent partners.

Sponsorship Revenue

Sponsorship revenue is deferred and recognized over the term of the related sponsored exhibit.

Audio Tour Revenue

Revenue derived from equipping and operating an audio tour is recognized upon customer purchase.

(ii)	Merchandise and Other Revenue

Merchandise revenue includes the Company’s share of independent partner merchandise gross profit. In most cases, independent partner revenue is derived as a percentage of the merchandise gross profit.

(b) Accounts Receivable

Accounts receivable represent presenting partner and other obligations due under normal trade terms. The Company regularly evaluates the need for an allowance for doubtful accounts for accounts receivable by taking into consideration factors such as the type of client, trends in actual and forecasted credit quality of the client (including delinquency and late-payment history) and current economic conditions that may affect a client’s ability to pay. The allowance for doubtful accounts is determined based on specific reserves for receivables that are not considered collectible. The Company’s bad debt expense for the years ended December 31, 2011 and 2010 was $0 thousand and $61 thousand, respectively. The Company’s allowance for doubtful accounts as of December 31, 2011 and 2010 was $0 thousand and $61 thousand, respectively, which represents management’s best estimate of uncollectible amounts and is considered adequate.

(c) Merchandise Inventory

Merchandise inventory consists of finished goods purchased for resale at exhibitions. Inventory cost is determined based on purchase price and is carried at the lower of cost or market value. Estimates for reserves for inventory obsolescence are based on management’s judgment of future realization. The Company’s inventory obsolescence reserve as of December 31, 2011 and 2010 was $463 thousand and $0 thousand, respectively.

(d) Prepaid Expenses and Short-Term Event Costs

Prepaid expenses and short-term event costs primarily consist of prepaid lease payments and prepaid services that are expensed when services are received or over the term of the exhibition, and reimbursable expenses that are capitalized and recovered from museums, promoters or co-presentation partners within the next twelve months.

(e) Property and Equipment

Property and equipment are stated at cost and consist of computers and software. Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets of 3 years.

The Company had $57 thousand and $51 thousand in property and equipment as of December 31, 2011 and 2010, respectively. Depreciation expense on property and equipment, as calculated using the methodology and lives as discussed above, was $5 thousand and $17 thousand for the years ended December 31, 2011 and 2010, respectively. Accumulated depreciation totaled $49 thousand and $44 thousand as of December 31, 2011 and 2010, respectively.

(f) Long-Term Event Costs

Long-term event costs are costs associated with exhibitions that have a useful life of greater than one year. These costs are expensed over the length of the exhibitions contract and are reviewed annually for impairment.

(g) Leases

The Company enters into leases for exhibit space for its exhibitions, corporate office space, warehouse space, and print and copying equipment. Lease expense is recorded in the period incurred. Lease expense for corporate office space, print and copying equipment and warehouse space not exhibited is included in general and administrative expenses in the Statements of Operations. Lease expense for exhibit space used in exhibitions is included in exhibition costs in the Statement of Operations. All of the Company’s leases currently qualify as operating leases.

(h) Advertising Costs

In the course of the Company’s business, it incurs advertising costs in order to promote exhibitions. For the years ended December 31, 2011 and 2010, the Company incurred marketing and advertising expense of $1.6 million and $4.0 million, respectively, which is included in exhibition costs in the Statements of Operations.

(i) Income taxes

The tax implications of this carved-out entity are passed through to the Parent which is a single member limited liability company and had elected to have its existence disregarded for income tax purposes. Accordingly, the Company’s taxable income or loss is included in the income tax return of the Parent. Therefore, no provision or liability for income taxes has been included in the accompanying carve-out financial statements of the Company as it is not a tax paying entity. The Company accounts for uncertain income tax positions using the “more-likely than not” methodology as required by the ASC. The Company has no significant uncertain income tax positions requiring recognition or disclosure.

Note C—Recent Accounting Pronouncements

Recently Adopted

Multiple-Deliverable Revenue Arrangements

In October 2009, the Financial Accounting Standards Board (the “FASB”) issued new accounting guidance related to multiple-deliverable revenue arrangements, which permits an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. This guidance eliminates the use of the residual method of allocation and permits allocation using the relative-selling-price method in all circumstances in which an entity recognizes revenue for an arrangement with multiple deliverables. The guidance is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company adopted the guidance effective January 1, 2011 and applied it prospectively. The adoption of this guidance did not have a material effect on our financial position or results of operations.

Recently Issued

Presentation of Comprehensive Income (ASC 2011-05)

In June 2011, the FASB issued new accounting guidance related to the presentation of other comprehensive income (“OCI”). This guidance eliminates the option to present components of OCI as part of the statement of changes in shareholders’ equity. The guidance allows for a one-statement or two-statement approach, outlined as follows:

•

One-statement approach: Present the components of net income and total net income, the components of OCI and a total for OCI, along with the total of comprehensive income in a single continuous statement.

•

Two-statement approach: Present the components of net income and total net income in the statement of net income. A statement of OCI would immediately follow the statement of net income and include the components of OCI and a total for OCI, along with the total of comprehensive income

The guidance also requires an entity to present on the face of the financial statements any reclassification adjustments for items that are reclassified from OCI to net income. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have any effect on the Company.

Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs

In May 2011, the FASB issued amendments to its accounting guidance related to fair value measurements in order to more closely align its disclosure requirements with those in International Financial Reporting Standards (“IFRS”). This guidance clarifies the application of existing fair value measurement and disclosure requirements and also changes certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material effect on the Company’s financial position or results of operations.

Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-05)

In December 2011, the FASB amended its recently issued accounting guidance by deferring the effective date pertaining to the presentation of reclassifications of items out of accumulated comprehensive income. All other requirements in ASU 2011-05 are not affected by this deferral. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have any effect on the Company.

Note D - Commitments and Contingencies

Legal Proceedings

The Company is currently involved in certain legal proceedings. To the extent that a loss related to a contingency is reasonably estimable and probable, the Company accrues an estimate of that loss. Because of the uncertainties related to both the amount and range of loss on certain pending litigation, the Company may be unable to make a reasonable estimate of the liability that could result from an unfavorable outcome of such litigation. As information becomes available, the Company assesses any potential liability related to pending litigation and makes or, if necessary, revises its estimates. Such revisions in estimates of potential liability could materially impact the Company’s financial position and results of operations.

Concentrations

The Company conducts business with certain third-party presenters in order to bring its exhibitions to market. If relationships with any or all of these presenters is damaged or the presenters decide to no longer conduct business with the Company, it is possible that the Company’s ability to bring its exhibits to market could be delayed or otherwise impaired. There is currently no indication that these relationships are impaired or that the presenters intend to terminate their business relationships with the Company.

In addition, the Company currently presents four exhibits all of which are dependent upon license agreements in order to present the exhibitions. If license agreements related to the Company’s “Tutankhamun and the Golden Age of the Pharaohs”, “Cleopatra: The Exhibition”, “Real Pirates”, and “America I AM: The African American Imprint” exhibitions are not renewed, it would prevent the Company from presenting these exhibitions. Our two largest exhibition contracts “Tutankhamun and the Golden Age of the Pharaohs” (“Tut 2”) and “Cleopatra: The Exhibition” (“Cleo”) expire in January 2013 and July 2013, respectively. Tut 2 represent 65% and 72% of the 2011 and 2010 carve-out revenue, respectively. Cleo represented 3% and 18% of the 2011 and 2010 carve-out revenue, respectively.

Note E – Parent and Affiliates Investment

Parent and affiliates investment represents the net amount loaned or charged to the Company by its Parent and related affiliates. This amount is non-interest bearing and is repaid as funds become available to the Company.

Note F – Impairment Expense

As of December 31, 2011 and 2010 we performed impairment testing of our short-term and long-term event costs. As a result of our five year projections it was determined that the future cash flows of the exhibits was not enough to cover the value of the assets as recorded on the Company’s balance sheet. For the years ended December 31, 2011 and 2010 this resulted in impairment charges of $7.1 million and $1.4 million, respectively.

Note G - Subsequent Events

We have evaluated subsequent events through July 6, 2012, the date these financial statements were issued and noted the following disclosure items:

(1)	As discussed in Note A the Company sold certain exhibitions to Newco LLC effective April 20, 2012.

(2)	The Company made $1.8 million in rights fees payments for Tut 2 and $0.7 million in rights fees payments for Cleo prior to the sale of exhibitions to Newco, LLC.